UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2015

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

590 East Middlefield Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2015, Omnicell, Inc. (the “Company”) determined to move responsibility for the Company’s marketing department to J. Christopher Drew, the Company’s current Executive Vice President, Field Operations, and the Company’s international department to Robin G. Seim, the Company’s current Chief Financial Officer and Executive Vice President, Finance, Administration and Manufacturing effective February 9, 2015. As a result, Mr. Drew will become Executive Vice President, Sales and Marketing, Mr. Seim will become Chief Financial Officer and Executive Vice President, Finance, International and Manufacturing and Marga Ortigas-Wedekind, the Company’s current Executive Vice President, Global Marketing and Product Development, will remain with the Company until April 1, 2015 in another role to assist with the transition of her duties.

Upon Ms. Ortigas-Wedekind’s departure from the Company and pursuant to the Company’s Amended and Restated Severance Plan (the “Plan”), Ms. Ortigas-Wedekind will be entitled to receive: (i) a cash severance benefit equal to fourteen (14) months’ current base salary, or three hundred forty-four thousand one hundred sixty-seven dollars ($344,167.00), (ii) payment of premiums for Ms. Ortigas-Wedekind’s group health plan coverage pursuant to federal COBRA law for fourteen (14) months and (iii) outplacement services, provided that Ms. Ortigas-Wedekind meets certain requirements under the Plan, including executing a general waiver and release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: January 15, 2015	By:	/s/ Dan S. Johnston
Dan S. Johnston, Executive Vice President and General Counsel